Exhibit 99.3

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are shareholders, direct or beneficial, of Kohl’s Corporation, a Wisconsin corporation (the “Company”);

WHEREAS, this Joint Filing and Solicitation Agreement (the “Agreement”) amends and restates the Group Agreement dated as of October 23, 2020, as amended by the Joinder Agreement dated as of January 11, 2021, entered into by certain of the parties hereto, pursuant to which the parties named therein formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purpose of working together to enhance shareholder value at Kohl’s Corporation, a Wisconsin corporation (the “Company”) including (i) soliciting proxies for the election of the persons to be nominated by the Group (as defined in the Agreement) to the Board of Directors at the 2021 annual meeting of shareholders of the Company, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing.

WHEREAS, Legion Partners Holdings, LLC, Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners Special Opportunities, L.P. XV, Legion Partners, LLC, Legion Partners Asset Management, LLC, Christopher S. Kiper and Raymond White (collectively, “Legion Partners”), 4010 Partners, LP, 4010 Capital, LLC, 4010 General Partner, LLC and Steven E. Litt (collectively, “4010 Capital”), Macellum Badger Fund, LP, Macellum Badger Fund II, LP, Macellum Advisors, LP, Macellum Advisors GP, LLC, and Jonathan Duskin (collectively, “Macellum”), Ancora Catalyst Institutional, LP, Ancora Catalyst, LP, Ancora Merlin Institutional, LP, Ancora Merlin, LP, Ancora Catalyst SPV I LP Series M, Ancora Catalyst SPV I LP Series N, Ancora Catalyst SPV I LP Series O, Ancora Catalyst SPV I LP Series P, Ancora Catalyst Spv I Spc Ltd Segregated Portfolio G, Ancora Advisors, LLC, Ancora Holdings, Inc., Inverness Holdings, LLC, Ancora Alternatives, LLC and Frederick DiSanto (collectively, “Ancora”) and Marjorie L. Bowen, James T. Corcoran, David A. Duplantis, Margaret L. Jenkins, Jeffrey A. Kantor, Thomas A. Kingsbury, Cynthia S. Murray and Margenett Moore-Roberts (collectively, the “Nominees” and, together with Legion Partners, 4010 Capital, Macellum and Ancora, the “Group”), wish to form the Group for the purpose of working together to enhance shareholder value at the Company, including seeking representation on the Board of Directors of the Company (the “Board”) at the 2021 annual meeting of shareholders of the Company (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 18 day of February 2021 by the parties hereto:

1.       To the extent required by applicable law, in accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each member of the Group agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of his or its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.       For so long as this Agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”) and David Katz of Legion Partners, such notice to be given no later than 24 hours after each such transaction, of any of their purchases or sales of securities of the Company or any option, warrant, convertible security or other contract right or derivative position, including any “swap” transaction, with respect to the securities of the Company (each, a “Derivative”).

3.       Each of the undersigned agrees to form the Group for the purpose of working together to enhance shareholder value at the Company, including (i) soliciting proxies for the election of the persons to be nominated by the Group to the Board at the Annual Meeting, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing. Legion Partners, Macellum and Ancora shall mutually agree upon the person(s) to be nominated by the Group.

4.       Each of the undersigned agrees that all out-of-pocket costs and expenses (including fees of outside legal counsel and obligations under any written indemnification agreements between Legion Partners, Macellum and Ancora, on the one hand, and individuals nominated by the Group to the Board, on the other hand) incurred in connection with the Group’s activities set forth in Section 3 beginning with the activities of Legion Partners, Macellum and Ancora directly relating to their initial formation of the Group, including the preparation of this Agreement and any future SEC filings, and so long as this Agreement is in effect (the “Expenses”) must be pre-approved by a representative of each of Legion Partners, Macellum and Ancora, which approval shall not be unreasonably withheld.  Each of Legion Partners, Macellum and Ancora hereby approve all reasonable Expenses incurred as of the date hereof by such parties.  Each of Legion Partners, Macellum and Ancora agree to split equally and pay directly all such pre-approved Expenses from and after the date hereof; provided, that upon the filing by the Group of an initial Schedule 13D, each of Legion Partners, Macellum and Ancora shall reallocate the payment of all Expenses, including any Expenses paid prior to the date of such filing, based on their pro rata share of the Group’s aggregate ownership of Common Stock plus the cost to purchase any Derivatives. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 4 shall be allocated to Legion Partners, Macellum and Ancora in proportion to the Expenses paid pursuant to this Section 4.

5.       Each of the undersigned agrees that any SEC filing, press release, public shareholder communication or Company communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 3 shall be mutually agreeable among Legion Partners, Macellum and Ancora. Such parties hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.

6.       Each of the Nominees agrees that he or she shall not undertake or effect any purchase, sale, acquisition or disposal of any securities of the Company without the prior written consent of Legion Partners, Macellum and Ancora.

7.       Each of the Nominees agrees that so long as the Agreement is in effect, he or she shall not undertake any expenses in connection with his or her involvement with the Company, individually or on behalf of the Group, without the prior written consent of Legion Partners, Macellum and Ancora.

8.       Each of the Nominees agrees that so long as the Agreement is in effect, he or she shall not communicate on behalf of the Group with regards to the Company without the prior written consent of Legion Partners, Macellum and Ancora.

9.       The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Except as provided in Section 2 and Section 6, nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such transactions are made in compliance with all applicable securities laws.

10.       This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

11.       Any legal action or proceeding arising out of the provisions of this Agreement or the parties’ investment in the Company shall be brought and determined in the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

12.       Any party hereto may terminate its obligations under this Agreement on 24 hours’ written notice to all other parties, with a copy by email to Elizabeth Gonzalez-Sussman at Olshan Frome Wolosky LLP (“Olshan”) at egonzalez@olshanlaw.com. Notwithstanding the foregoing, the parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 4, solely with respect to Expenses incurred prior to the termination of the Agreement, Section 11 and this Section 12, each of which shall survive any termination of this Agreement) shall terminate immediately upon termination of this Agreement.

13.       Each party acknowledges that Olshan shall act as counsel for the Group and each of Legion Partners, Ancora and Macellum relating to their investment in the Company.

14.       The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the parties hereto.

15.       To the extent required by applicable law, each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signatures follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Legion Partners, L.P. I

By:	Legion Partners Asset Management, LLC
Investment Advisor

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

Legion Partners, L.P. II

By:	Legion Partners Asset Management, LLC
Investment Advisor

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

Legion Partners Special Opportunities, L.P. XV

By:	Legion Partners Asset Management, LLC
Investment Advisor

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

Legion Partners, LLC

By:	Legion Partners Holdings, LLC
Managing Member

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Member

Legion Partners Asset Management, LLC

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

[Signature Page to Joint Filing and Solicitation Agreement]

Legion Partners Holdings, LLC

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Member

/s/ Christopher S. Kiper
Christopher S. Kiper

/s/ Raymond White
Raymond White

[Signature Page to Joint Filing and Solicitation Agreement]

4010 Partners, LP

By:	4010 Capital, LLC, its General Partner

By:	/s/ Steven E. Litt
	Name:	Steven E. Litt
	Title:	Managing Member

4010 Capital, LLC

By:	/s/ Steven E. Litt
	Name:	Steven E. Litt
	Title:	Managing Member

4010 General Partner, LLC

By:	/s/ Steven E. Litt
	Name:	Steven E. Litt
	Title:	Managing Member

/s/ Steven E. Litt
Steven E. Litt

[Signature Page to Joint Filing and Solicitation Agreement]

Ancora Catalyst Institutional, LP

By:	Ancora Alternatives LLC General Partner

By:	Ancora Holdings, Inc its sole member

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Catalyst, LP

By:	Ancora Alternatives LLC General Partner

By:	Ancora Holdings, Inc its sole member

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Merlin, LP

By:	Ancora Alternatives LLC General Partner

By:	Ancora Holdings, Inc its sole member

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Merlin Institutional, LP

By:	Ancora Alternatives LLC General Partner

By:	Ancora Holdings, Inc its sole member

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

[Signature Page to Joint Filing and Solicitation Agreement]

Ancora Catalyst SPV I LP Series M

By:	Ancora Alternatives LLC General Partner

By:	Ancora Holdings, Inc its sole member

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Catalyst SPV I LP Series N

By:	Ancora Alternatives LLC General Partner

By:	Ancora Holdings, Inc its sole member

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Catalyst SPV I LP Series O

By:	Ancora Alternatives LLC General Partner

By:	Ancora Holdings, Inc its sole member

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Catalyst SPV I LP Series P

By:	Ancora Alternatives LLC Investment Manager

By:	Ancora Holdings, Inc its sole member

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

[Signature Page to Joint Filing and Solicitation Agreement]

Ancora Catalyst SPV I SPC Ltd Segregated Portfolio G

By:	Ancora Alternatives LLC Investment Manager

By:	Ancora Holdings, Inc its sole member

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

[Signature Page to Joint Filing and Solicitation Agreement]

Ancora Holdings, Inc.

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Advisors, LLC

By:	The Ancora Group Inc., its Sole Member

By:	Ancora Holdings, Inc its sole shareholder

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Family Wealth Advisors, LLC

By:	Ancora Holdings, Inc its sole member

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

The Ancora Group Inc.

By:	Ancora Holdings, Inc its sole shareholder

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Inverness Holdings LLC

By:	Ancora Holdings, Inc its sole member

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

[Signature Page to Joint Filing and Solicitation Agreement]

Ancora Alternatives LLC.

By:	Ancora Holdings, Inc its sole member

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

/s/ Frederick DiSanto
Frederick DiSanto

[Signature Page to Joint Filing and Solicitation Agreement]

Macellum Badger Fund, LP

By:	Macellum Advisors GP, LLC its general partner

By:	/s/ Jonathan Duskin
	Name:	Jonathan Duskin
	Title:	Sole Member

Macellum Management, LP

By:	Macellum Advisors GP, LLC its general partner

By:	/s/ Jonathan Duskin
	Name:	Jonathan Duskin
	Title:	Sole Member

Macellum Advisors GP, LLC

By:	/s/ Jonathan Duskin
	Name:	Jonathan Duskin
	Title:	Sole Member

/s/ Jonathan Duskin
Jonathan Duskin and as attorney-in-fact for Marjorie L. Bowen, James T. Corcoran, David A. Duplantis, Margaret L. Jenkins, Jeffrey A. Kantor, Thomas A. Kingsbury, Margenett Moore-Roberts and Cynthia S. Murray

[Signature Page to Joint Filing and Solicitation Agreement]